Exhibit 99.1

Investors and Shareholders:

Geoff Ribar

SiRF Technology Holdings, Inc.

(408) 392-8342

gribar@sirf.com

FOR IMMEDIATE RELEASE

SiRF Technology Holdings Inc. Announces Financial Results for Fourth Quarter and Fiscal 2006

SiRF Reports Record Revenues for Fourth Quarter and Fiscal 2006

SAN JOSE, Calif.— January 30, 2007/PRNewswire/ — SiRF Technology Holdings, Inc. (NASDAQ: SIRF), a leading provider of GPS-enabled silicon and premium software location platforms, today reported unaudited financial results for its fourth quarter and year ended December 31, 2006.

Net revenue in the fourth quarter of fiscal 2006 was $74.2 million, an increase of 37 percent from $54.3 million reported in the fourth quarter of 2005. Net revenue in fiscal 2006 was $247.7 million, an increase of 50 percent from $165.1 million in fiscal 2005. Gross margin in the fourth quarter of 2006 was 55.3 percent, as compared to 54.5 percent in the fourth quarter of 2005. Gross margin in fiscal 2006 was 55.6 percent, as compared to 55.4 percent in fiscal 2005.

Beginning in the fourth quarter of fiscal 2006, SiRF determined that due to business circumstances it could no longer reliably estimate royalty revenues for sales by certain licensees. As such, SiRF began recognizing all royalty revenues based solely on royalties reported by licensees during the quarter. This change in timing of recognizing royalty revenue was made prospectively and had an initial one-time effect of reducing royalty revenues recorded in the fourth quarter of fiscal 2006.

Net income for the fourth quarter of fiscal 2006 was $9.1 million or $0.16 per diluted share based on 56.1 million weighted average shares outstanding. This compares with net income of $10.2 million or $0.19 per diluted share based on 55.2 million weighted average shares outstanding in the fourth quarter of fiscal 2005. The decrease in net income for the fourth quarter of fiscal 2006 as compared to the fourth quarter of fiscal 2005 is primarily attributable to increased employee stock compensation expense as a result of the adoption of Statement of Financial Accounting Standard 123R, Share-Based Payment (SFAS No. 123R) on January 1, 2006, as well as increased acquisition-related contingent payments and compensation expense related to share-based payments associated with SiRF’s acquisitions. These increased expenses were partially offset by a one-time research and development tax credit recognized in the fourth quarter of fiscal 2006. SiRF recognized $3.4 million in research and development tax credits as a result of the reinstatement of the federal research and development tax credit that was signed into law in December 2006 with retroactive effect to the beginning of 2006. Of the $3.4 million tax credit recorded in the fourth quarter of fiscal 2006, approximately $2.6 million related to the first nine months of the fiscal year. In addition, during the fourth quarter of fiscal 2005, SiRF recognized a one-time charge related to acquired in-process research and development associated with the acquisition of Impulsesoft, with no similar charge during the fourth quarter of fiscal 2006.

Net income for fiscal 2006 was $2.4 million or $0.04 per diluted share based on 56.0 million weighted average shares outstanding. This compares with net income of $30.0 million or $0.56 per diluted share based on 53.6 million weighted average shares outstanding in fiscal 2005. The decrease in net income for fiscal 2006 as compared to fiscal 2005 is primarily attributable to the same reasons as the decrease for the fourth quarter of fiscal 2006 as compared to the fourth quarter of fiscal 2005, as well as an increase in one-time charges related to acquired in-process research and development associated with the acquisition of

TrueSpan of $13.3 million during the first quarter of fiscal 2006. In fiscal 2005, SiRF recognized cumulative one-time benefits of approximately $6.8 million associated with previously unrecognized income tax assets related to research and development tax credit benefits available for the 1997 – 2004 years, an acquisiton-related tax benefit and the reversal of a litigation settlement obligation with no similar benefits recorded during fiscal 2006.

SiRF reports net income (loss) and basic and diluted net income (loss) per share in accordance with GAAP and additionally on a non-GAAP basis. Non-GAAP net income, where applicable, excludes the effect of amortization of acquisition-related intangibles, employee stock compensation expense, acquired in-process research and development, expenses related to acquisition-related contingent payments, benefits related to acquisition-related tax benefits, the reversal of a litigation settlement obligation and certain one-time benefits related to research and development tax credits. Non-GAAP net income for the fourth quarter of fiscal 2006 was $15.7 million or $0.28 per diluted share, as compared to non-GAAP net income of 12.2 million or $0.22 per diluted share for the fourth quarter of fiscal 2005. Non-GAAP net income for the fourth quarter of fiscal 2006 excludes $1.1 million in amortization of acquisition-related intangibles, $7.3 million in employee stock compensation expense, $0.8 million of expenses related to acquisition-related contingent payments and a one-time tax benefit of approximately $2.6 million for the first nine months of the fiscal year related to research and development tax credits, which were recognized in the fourth quarter as a result of the reinstatement of the federal research and development tax credit. Non-GAAP net income for the fourth quarter of fiscal 2005 excludes $1.6 million in amortization of acquisition-related intangibles, $1.7 million in employee stock compensation expense, $0.9 million of acquired in-process research and development and an acquisition-related tax benefit of $2.3 million. Weighted average shares outstanding used in computing diluted non-GAAP net income per share for the fourth quarter of fiscal 2006 were 56.1 million, compared to 55.2 million for the fourth quarter of fiscal 2005. Refer to the itemized reconciliation between net income on a GAAP basis and non-GAAP basis for the fourth quarter of fiscal 2006 and 2005 below.

Non-GAAP net income for fiscal 2006 was $50.3 million or $0.90 per diluted share, as compared to non-GAAP net income of $36.4 million or $0.68 per diluted share for fiscal 2005. Non-GAAP net income for fiscal 2006 excludes $5.2 million in amortization of acquisition-related intangibles, $26.2 million in employee stock compensation expense, $3.2 million of expenses related to acquisition-related contingent payments and a one-time charge of $13.3 million for acquired in-process research and development. Non-GAAP net income for fiscal 2005 excludes $5.6 million in amortization of acquisition-related intangibles, $5.8 million in employee stock compensation expense, a one-time charge of $1.7 million for acquired in-process research and development, tax benefits of $2.3 million from acquisition-related tax credits, $3.2 million from research and development tax credits resulting from a research and development tax credit study for cumulative unrecorded tax benefits for the years 1997 – 2004, and a one-time reversal of a litigation settlement obligation of $1.2 million. Weighted average shares outstanding used in computing diluted non-GAAP net income per share for fiscal 2006 were 56.0 million, compared with 53.6 million for fiscal 2005. Refer to the itemized reconciliation between net income on a GAAP basis and non-GAAP basis for fiscal 2006 and 2005 below.

Total cash, cash equivalents and short-term investments were $170.2 million at December 31, 2006, compared with $117.9 million at December 31, 2005. Long-term investments were $26.4 million at December 31, 2006, compared with $20.8 million at December 31, 2005.

“Demand for products with SiRF GPS was very strong at the retail level in Q4 resulting in an exceptional quarter for SiRF. We have recorded record revenues, shipments and operating income plus a strong order backlog for Q1,” said Dr. Michael Canning, President and CEO.

Q4’2006 Highlights and Business Outlook:

The holiday season was quite strong for the portable navigation devices with other market segments also showing healthy growth. Consumer response to both enhanced functionality, as well as attractively priced portable navigation systems from our customers was extremely positive. Some of the quarter’s highlights include:

•	SiRFstarIII based portable navigation devices were highlighted in holiday promotions in US and Europe with sale prices hitting sub $200 mark for entry level products;

•	A broad range of SiRFstarIII based products were available at mainstream retailers from major suppliers in the portable navigation market, including Garmin, Magellan, Mio, Navman and TomTom;

•	Magellan, a leading provider of consumer GPS systems, ramped up volumes on a range of products based on the SiRFstarIII architecture;

•	Nokia entered the portable navigation device market with SiRFstarIII based Nokia 330 system;

•	Sony launched two new personal navigation devices (PND) (NV-U51 & NV-U71T) based on SiRFstarIII in Europe; and

•	Sanyo entered the US PND market with the launch of SiRFstarIII based EasyStreet NVM-4030 system.

We also see many positive developments in the wireless market with multiple operators announcing deployment of location based services, based on GPS-enabled mobile phone platforms, giving us further confidence in the ramp up of this market. Following the unveiling of T-Mobile MDA compact III GPS smart phone, at the IFA show in September, many new handsets with built-in GPS or with GPS accessories are either being deployed or going through operator interoperability testing (IOT) at major operators.

•	In October, Cingular Wireless, the largest wireless carrier in the United States, launched its first generally available location-based service (LBS), TeleNav GPS Navigator. This service is supported on multiple handsets through SiRFstarIII based TeleNav GPS Receiver.

•	Orange, a major operator in Europe, launched their Navigation Services platform with SiRFstarIII based SPV M650, their first GSM/Edge phone with integrated GPS, as well as SiRFstarIII based GPS-Bluetooth accessories.

•	Telephonica O2, a major operator in UK and many other European countries, launched SiRFstarIII based O2 Xda Orbit, their first GSM/Edge phone with integrated GPS and navigation software.

•	Four of our customers passed basic 3GPP testing for their GPS-enabled handsets either in-house or with a major operator. 3GPP or the 3rd Generation Partnership Project is a collaboration agreement to produce and maintain globally applicable Technical Specifications and Technical Reports for a 3rd Generation Mobile System and for GSM. Passing 3GPP for location is a key requirement for operator deployment of handsets with GPS.

•	BenQ Mobile, an industry leader in wireless communication devices, launched their SiRFstarIII based BenQ-Siemens P51 smart phone in China.

•	Pantech, one of Korea’s leading mobile phone manufacturers, launched an extremely small form factor, SiRFstarIII based AGPS/CDMA Phone for SK Telecom.

•	Gigabyte, a well known IT brand, demonstrated g-Smart i300, a triband GSM smart phone at the 3GSM Asia conference in October.

•	Asus, a leading provider of 3C (computers, communications and consumer electronics) total solutions, launched P535, a triband smart phone with integrated SiRFstarIII GPS.

•	E-TEN, a leading manufacturer of smart handheld devices, launched the glofiish M700, a SiRF Star III based sliding keyboard Pocket PC Phone that supports GSM, GPRS and EDGE for voice and data connectivity as well as Wi-Fi connectivity.

Quarterly conference call details:

SiRF will host a conference call on Tuesday, January 30, 2007, at approximately 4:30 PM EDT/1:30 PM PDT to discuss its fourth quarter fiscal 2006 results. The conference call will be webcast live via the Internet in the investor relations section of the SiRF website at http:www.sirf.com. Interested parties should access the site, downloading any necessary audio software, at least ten minutes prior to the call. An archived webcast replay of the call will be available at the web site for twelve months.

To listen to the call, please dial (800) 896-8445 (domestic) or (785) 830-1916 (international) approximately 10 minutes prior to the start time. The conference id is: SIRF. A telephonic replay will be available approximately two hours following the earnings call and will remain available for one week. The telephone playback of the conference call can be accessed by dialing (800) 938-1601.

About SiRF Technology Holdings, Inc.:

SiRF Technology Holdings, Inc. develops and markets semiconductor and premium software products that are designed to enable location-awareness utilizing GPS and other location technologies, enhanced by wireless connectivity capabilities, such as Bluetooth, in high-volume mobile consumer devices and commercial applications. SiRF’s technology has been integrated into mobile consumer devices, such as automobile navigation systems, mobile phones, PDAs, GPS-based peripherals and handheld GPS navigation devices, and into commercial applications, such as location servers, asset tracking devices and fleet management systems. SiRF markets and sells its products in three target platforms: wireless handheld devices, such as mobile phones; automotive electronics systems, including navigation and telematics systems; and consumer and compute devices, including personal digital assistants, notebook computers, recreational GPS handhelds, mobile gaming machines, digital cameras and watches. Founded in 1995, SiRF is headquartered in San Jose, Calif., and has sales offices, design centers and research facilities around the world. The company trades on the Nasdaq Stock Exchange under the symbol SIRF. Additional information about SiRF and its location technology solutions can be found at www.sirf.com.

USE OF NON-GAAP FINANCIAL INFORMATION:

To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, SiRF uses non-GAAP additional measures of operating results, net income and net income per share adjusted to exclude certain expenses it believes appropriate to enhance an overall understanding of SiRF’s past financial performance and also its prospects for the future. We present such non-GAAP financial measures in reporting our financial results to provide investors with an additional tool to evaluate our operating results. Because these non-GAAP measures are not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

SiRF management uses each of the above non-GAAP financial measures internally to understand, manage and evaluate our business. SiRF believes it is useful for itself and investors to review, as applicable, both GAAP information, which includes amortization of acquisition-related intangibles, employee stock compensation expense, acquired in-process research and development, expenses related to acquisition-related contingent payments, benefits related to acquisition-related tax benefits, certain one-time tax benefits from research and development tax credits and the reversal of a litigation settlement, and the non-GAAP measures, which exclude this information, in order to assess the performance of our continuing business and for planning and forecasting in future periods. Each of these non-GAAP measures is intended to provide investors with an understanding of our operational results and trends that enables them to analyze our base financial and operating performance and facilitate period-to-period comparisons and analysis of operational trends. SiRF believes each of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Our non-GAAP financial measures reflect adjustments based on the following items:

•	Amortization of acquisition-related intangible assets: SiRF has excluded the effects of amortization of acquisition-related intangible assets from our non-GAAP net income because these costs are associated with the acquisition of entities that would not have otherwise been incurred. This non-GAAP adjustment is intended to reflect acquisition-related expense incurred that is not directly associated with our continuing operations.

•

Stock compensation expense: Our operating expenses include stock compensation expense related to the adoption SFAS No. 123R, which requires us to recognize a non-cash expense related to the fair value of all our employee stock-based compensation awards. In periods prior to the adoption of SFAS No. 123R, when employee stock-based compensation awards had an exercise price equal to or above the market value of the underlying common stock on the date of grant, no stock compensation expense was recognized in our statement of operations. In periods prior to the adoption of SFAS No. 123R, we recorded stock compensation expense associated with equity awards issued in conjunction with acquisitions and pre-IPO options granted at less than deemed fair market value. We believe it is useful to highlight the effect of this stock compensation expense because historical practices under previously applicable accounting principles were not on the same basis. However, stock-based compensation is a key incentive offered to our employees, and we believe it contributed to the revenue earned during the period and will contribute to our future revenue generation. Stock compensation expenses will recur in future periods.

•	Acquired in-process research and development: SiRF incurred one-time charges in connection with the acquisition of TrueSpan during the first quarter of fiscal 2006 and the acquisition of the Motorola’s GPS chip set product family and Impulsesoft during fiscal 2005 that otherwise would not have been incurred and therefore we have excluded the effects of these charges from our non-GAAP net income. In-process research and development consists of technology projects which, as of acquisition date, had not yet reached technological feasibility and there are no future alternative uses that exist. We believe it is useful for investors to understand the effect of this expense on our statement of operations. This non-GAAP adjustment is intended to reflect acquisition-related expense incurred that is not directly associated with our continuing operations.

•	Acquisition-related tax benefits: In fiscal 2005, SiRF excluded a one-time benefit associated with acquisition-related tax credits related to its assessment of its ability to utilize certain net operating losses that were acquired in connection with the 2003 Enuvis acquisition pursuant to Section 382 of the Internal Revenue Code of 1986, as amended. Had this acquisition not occurred, these benefits would not have been recorded. We believe it is useful for investors to understand the effect of this tax benefit on our statement of operations.

•	Expenses related to acquisition-related contingent payments: SiRF has excluded the effects of compensation expense recorded in relation to acquisition-related contingent payments from our non-GAAP net income because these costs are associated with the acquisition of companies that would not have otherwise been incurred. These non-GAAP adjustments are intended to reflect these additional acquisition-related payments.

•	Research and development tax credit: In the fourth quarter of fiscal 2006, SiRF excluded the portion of the one-time tax benefit from research and development tax credits related to the first nine months of the fiscal year, which was recognized during the fourth quarter as a result of the timing of the reinstatement of the federal research and development tax credit. However, the tax benefit from research and development tax credits for the 2006 fiscal year have been included in SiRF’s non-GAAP operating results for fiscal 2006. In fiscal 2005, SiRF excluded from our non-GAAP operating results certain income tax benefits related to research and development tax credits resulting from a research and development tax credit study for previously unrecognized tax benefits for the years 1997 – 2004. These non-GAAP adjustments are intended to reflect one-time additional benefits and we believe it is useful for investors to understand the effect of these tax benefits on our statement of operations.

•	Reversal of litigation settlement obligation: In fiscal 2005, SiRF recorded a one-time reversal of short- and long-term settlement liabilities in connection with SiRF’s satisfaction in full of its settlement obligations under a settlement agreement regarding certain patent rights that was executed in the year 2000. We believe it is useful for investors to understand the effect of this reversal on our statement of operations as we believe the reversal of such items is non-recurring by nature.

FORWARD-LOOKING STATEMENTS:

Except for the historical information contained herein, the matters set forth in this press release, including but not limited to, statements regarding the wireless market growth, deployment or IOT of handsets with built-in GPS or GPS accessories, the benefits to our management and investors of using non-GAAP measurements, the purpose of using non-GAAP measurement, the recurrence of these expenses in the future and the contribution of stock-based compensation to our revenue are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “to,” “being,” “possible,” “may,” “address,” “designed to,” “provide,” “anticipate,” “believe,” “expect,” “plan,” “will,” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and reported results should not be considered as an indication of future performance. SiRF’s actual results could differ materially from those discussed in these forward-looking statements as a result of risks and uncertainties, including, among others, the market for GPS-based location awareness capabilities, our ability to keep pace with rapid technological change, the semiconductor industry, international operations and our ability to compete, and other risks and uncertainties discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and from time to time in SiRF’s SEC reports. These forward-looking statements speak only as of the date hereof. We do not undertake any obligation to update forward-looking statements.

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

	December 31, 2006 (Unaudited)	December 31, 2005 (1) (2)
ASSETS
Current Assets:
Cash and cash equivalents	$133,817	$83,882
Marketable securities	36,391	34,060
Accounts receivable, net	18,375	11,918
Inventories	16,472	13,567
Current deferred tax assets	11,743	15,495
Prepaid expenses and other current assets	6,912	5,575

Total current assets	223,710	164,497
Long-term investments	26,412	20,844
Property and equipment, net	8,469	9,063
Goodwill	55,967	53,790
Identified intangible assets, net	19,680	23,865
Long-term deferred tax assets	31,620	12,347
Other long-term assets	805	1,409

Total assets	$366,663	$285,815

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	15,883	$9,711
Accrued payroll and related benefits	10,508	5,363
Other accrued liabilities	4,127	2,628
Deferred margin on shipments to distributors	1,256	1,196
Deferred revenue	574	25
Advance contract billings	478	470
Rebates payable	5,334	2,964
Current portion of long-term obligations	189	14

Total current liabilities	38,349	22,371
Long-term deferred tax liability	462	169
Long-term obligations	509	439

Total liabilities	39,320	22,979

Commitments and Contingencies
Stockholders’ Equity:
Common stock	5	5
Additional paid-in-capital	355,690	305,544
Deferred stock-based compensation	—	(11,697)
Accumulated other comprehensive loss	(142)	(406)
Accumulated deficit	(28,210)	(30,610)

Total stockholders’ equity	327,343	262,836

Total liabilities and stockholders’ equity	$366,663	$285,815

(1)	The condensed consolidated balance sheet information was derived from SiRF Technology Holdings, Inc. audited consolidated financial statements for the year ended December 31, 2005 as presented in its December 31, 2005 Form 10-K.
(2)	Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED GAAP STATEMENT OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2006	2005	2006	2005
Revenue:
Product revenue	$73,428	$50,779	$239,243	$153,399
License royalty revenue	727	3,514	8,437	11,671

Net revenue	74,155	54,293	247,680	165,070
Cost of revenue:
Cost of product revenue (includes stock compensation expense of $257 and $48 for the three months ended December 31, 2006 and 2005, respectively, and $743 and $235 for the twelve months ended December 31, 2006 and 2005, respectively)	33,159	24,725	110,057	73,683

Gross profit	40,996	29,568	137,623	91,387
Operating expenses:
Research and development (includes stock compensation expense of $4,201 and $1,435 for the three months ended December 31, 2006 and 2005, respectively, and $16,691 and $4,126 for the twelve months ended December 31, 2006 and 2005, respectively)	18,246	11,717	75,064	37,685
Sales and marketing (includes stock compensation expense of $1,253 and $158 for the three months ended December 31, 2006 and 2005, respectively, and $4,008 and $667 for the twelve months ended December 31, 2006 and 2005, respectively)	5,640	3,544	19,547	13,568
General and administrative (includes stock compensation expense of $1,627 and $107 for the three months ended December 31, 2006 and 2005, respectively, and $4,791 and $820 for the twelve months ended December 31, 2006 and 2005, respectively)	6,014	3,541	19,854	12,099
Amortization of acquisition-related intangibles	1,083	1,595	5,171	5,629
In-process research and development	—	890	13,251	1,650

Total operating expenses	30,983	21,287	132,887	70,631

Operating income	10,013	8,281	4,736	20,756
Other income, net	2,187	1,309	6,633	5,237

Net income before provision for (benefit from) income taxes	12,200	9,590	11,369	25,993
Provision for (benefit from) income taxes	3,101	(642)	8,969	(4,047)

Net income	$9,099	$10,232	$2,400	$30,040

Net income applicable to common stockholders per share:
Basic	$0.18	$0.21	$0.05	$0.62

Diluted	$0.16	$0.19	$0.04	$0.56

Weighted average number of shares used in per share calculations:
Basic	51,723	49,420	51,115	48,220

Diluted	56,098	55,241	55,997	53,563

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

GAAP BASIS to NON-GAAP BASIS RECONCILIATION

(In thousands, except per share amounts)

(Presentation is not based on a comprehensive set of accounting rules or principles)

(Unaudited)

	Three months ended December 31,
	2006			2005
	GAAP	Reconciling Items	Non- GAAP	GAAP	Reconciling Items	Non- GAAP
Revenue:
Product revenue	$73,428		$73,428	$50,779		$50,779
License royalty revenue	727		727	3,514		3,514

Net revenue	74,155		74,155	54,293		54,293
Cost of revenue:
Cost of product revenue (a)	33,159	(257)	32,902	24,725	(48)	24,677

Gross profit	40,996		41,253	29,568		29,616
Operating expenses:
Research and development (b)	18,246	(4,970)	13,276	11,717	(1,435)	10,282
Sales and marketing (b)	5,640	(1,260)	4,380	3,544	(158)	3,386
General and administrative (b)	6,014	(1,627)	4,387	3,541	(107)	3,434
Amortization of acquisition-related intangibles	1,083	(1,083)	—	1,595	(1,595)	—
In-process research and development	—		—	890	(890)	—

Total operating expenses	30,983		22,043	21,287		17,102

Operating income	10,013		19,210	8,281		12,514
Other income, net	2,187		2,187	1,309		1,309

Net income before provision for (benefit from) income taxes	12,200		21,397	9,590		13,823
Provision for (benefit from) income taxes	3,101	2,628	5,729	(642)	2,310	1,668

Net income	$9,099		$15,668	$10,232		$12,155

Net income applicable to common stockholders per share:
Basic	$0.18		$0.30	$0.21		$0.25

Diluted	$0.16		$0.28	$0.19		$0.22

Weighted average number of shares used in per share calculations:
Basic	51,723		51,723	49,420		49,420

Diluted	56,098		56,098	55,241		55,241

(a) Cost of product revenue includes:
Stock compensation expense	$257	(257)	$—	$48	(48)	$—

(b) Operating expenses include the following stock compensation expense:
Research and development	4,201	(4,201)	—	1,435	(1,435)	—
Sales and marketing	1,253	(1,253)	—	158	(158)	—
General and administrative	1,627	(1,627)	—	107	(107)	—

	$7,081		$—	$1,700		$—

An itemized reconciliation between net income on a GAAP basis and non-GAAP basis is as follows:

	Three months ended December 31,
	2006	2005
GAAP net income	$9,099	$10,232
Amortization of acquisition-related intangibles	1,083	1,595
Stock compensation expense	7,338	1,748
Acquisition-related contingent payments	776	—
In-process research and development	—	890
Research and development tax credit	(2,628)	—
Acquisition-related tax benefit	—	(2,310)

Non-GAAP net income	$15,668	$12,155

Weighted average number of shares used in non-GAAP diluted per share calculations	56,098	55,241

Non-GAAP diluted net income per share	$0.28	$0.22

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

GAAP BASIS to NON-GAAP BASIS RECONCILIATION

(In thousands, except per share amounts)

(Presentation is not based on a comprehensive set of accounting rules or principles)

(Unaudited)

	Twelve months ended December 31,
	2006			2005
	GAAP	Reconciling Items	Non- GAAP	GAAP	Reconciling Items	Non- GAAP
Revenue:
Product revenue	$239,243		$239,243	$153,399		$153,399
License royalty revenue	8,437		8,437	11,671		11,671

Net revenue	247,680		247,680	165,070		165,070
Cost of revenue:
Cost of product revenue (a)	110,057	(743)	109,314	73,683	(235)	73,448

Gross profit	137,623		138,366	91,387		91,622
Operating expenses:
Research and development (b)	75,064	(19,907)	55,157	37,685	(4,126)	33,559
Sales and marketing (b)	19,547	(4,015)	15,532	13,568	(667)	12,901
General and administrative (b)	19,854	(4,791)	15,063	12,099	(820)	11,279
Amortization of acquisition-related intangibles	5,171	(5,171)	—	5,629	(5,629)	—
In-process research and development	13,251	(13,251)	—	1,650	(1,650)	—

Total operating expenses	132,887		85,752	70,631		57,739

Operating income	4,736		52,614	20,756		33,883
Other income, net	6,633		6,633	5,237	(1,208)	4,029

Net income before provision for (benefit from) income taxes	11,369		59,247	25,993		37,912
Provision for (benefit from) income taxes	8,969		8,969	(4,047)	5,550	1,503

Net income	$2,400		$50,278	$30,040		$36,409

Net income applicable to common stockholders per share:
Basic	$0.05		$0.98	$0.62		$0.76

Diluted	$0.04		$0.90	$0.56		$0.68

Weighted average number of shares used in per share calculations:
Basic	51,115		51,115	48,220		48,220

Diluted	55,997		55,997	53,563		53,563

(a) Cost of product revenue includes:
Stock compensation expense	$743	(743)	$—	$235	(235)	$—

(b) Operating expenses include the following stock compensation expense:
Research and development	16,691	(16,691)	—	4,126	(4,126)	—
Sales and marketing	4,008	(4,008)	—	667	(667)	—
General and administrative	4,791	(4,791)	—	820	(820)	—

	$25,490		$—	$5,613		$—

An itemized reconciliation between net income on a GAAP basis and non-GAAP basis is as follows:

	Twelve months ended December 31,
	2006	2005
GAAP net (loss) income	$2,400	$30,040
Amortization of acquisition-related intangibles	5,171	5,629
Stock compensation expense	26,233	5,848
Acquisition-related contingent payments	3,223	—
In-process research and development	13,251	1,650
Acquisition-related tax benefit	—	(2,310)
Research and development tax credit	—	(3,240)
Reversal of litigation settlement obligation	—	(1,208)

Non-GAAP net income	$50,278	$36,409

Weighted average number of shares used in non-GAAP diluted per share calculations	55,997	53,563

Non-GAAP diluted net income per share	$0.90	$0.68